UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

Curtiss-Wright Corporation

(Exact Name of Registrant as Specified in its Charter)

DE	1-134	13-0612970
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Becker Farm Road Roseland, NJ	07068
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 597-4752

1200 Wall Street West, Lyndhurst, New Jersey (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2008, the Board of Directors announced the promotion of David J. Linton, and David C. Adams to newly created officer positions of Co-Chief Operating Officers. Edward Bloom, Vice President of the Corporation and President of the Corporation’s Metal Treatment segment, announced that he will be retiring effective April 30, 2009. Mr. Adams will also assume responsibility for the Corporation’s Metal Treatment segment.

Prior to his appointment to Co-COO, Mr. Linton held the position as Vice President of the Corporation and President of the Corporation’s Flow Control segment since May 2004. Prior to working with Curtiss-Wright, Mr. Linton worked at Raytheon Network Centric Systems as Vice President of Program Management. Prior to joining Raytheon, Mr. Linton served as Chief Executive Officer of Cordiem LLC, an aerospace B2B consortia comprised of nine major airlines and three original equipment manufacturers, and as Vice President and General Manager of Electric Systems for Hamilton Sundstrand Corporation, a United Technologies Company.

Prior to his appointment to Co-COO, Mr. Adams held the position as Vice President of the Corporation and President of the Corporation’s Controls segment since June 2005. Mr. Adams also served as Senior Vice President of Electronic Systems and had also served as Vice President, Integrated Sensing, and Director of Business Development within the Motion Control Segment. Prior to joining Curtiss-Wright Controls in 2000 as Director of Business Development, Mr. Adams served in senior business development roles for Goodrich and Lucas Aerospace.

There are no transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Corporation was or is to be a party, in which the amount involved exceeds $120,000, and in which Mr. Linton or Mr. Adams had, or will have, a direct or indirect material interest. Neither Mr. Linton nor Mr. Adams has been provided an employment agreement. Both Mr. Linton and Mr. Adams will continue to participate under previously disclosed compensation plans in a materially consistent manner to which they did prior to their promotions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                On and effective February 15, 2008, the Board of Directors of Curtiss-Wright Corporation, referred to herein as the Corporation, amended and restated the Corporation’s bylaws. The following is a summary of changes effected by the adoption of these Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

Article II, Section 8 of the bylaws was amended to formulate a more current and comprehensive bylaw relating to the advance notice of stockholder business and director nominations. These changes clarify the guidelines for stockholders and the Board of Directors and are intended to foreclose potential disputes over matters relating to the requisite advance notice and treatment of stockholder business and director nominations. The Amended and Restated Bylaws require stockholders seeking to nominate directors for election to the Board of Directors or to propose other business to be voted on at an annual meeting, to provide additional information regarding ownership interests in the Corporation’s shares held directly or indirectly by such stockholder or another beneficial owner, and persons affiliated with or acting in concert with such persons that is not currently required by the Corporation’s bylaws.

Specifically, the revised notice must include specified information, including (i) the class and number of shares the stockholder owns; (ii) a description of any derivative instruments the stockholder owns for which our shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of our shares; (iii) the extent to which the stockholder or any associated stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of shares of the Corporation for, or to increase or decrease the voting power or economic interest with respect to any share of the Corporation; (iv) any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of our shares; (v) any rights to dividends on our shares the stockholder has that are separated or separable from the underlying shares; (vi) any performance-related fees (other than an asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of our shares or related derivative instruments; (vii) to the extent known, the name and address of any other stockholder or beneficial owner supporting the nomination or proposal of other business on the date of such stockholder or beneficial owner’s notice.

A notice relating to a proposal other than director nominations also must include a brief description of the business desired to be brought before the meeting, the reasons for conducting that business at the meeting, and any material interest the stockholder has in that business; and a description of any agreements, arrangements, and understandings between the stockholder and any other person in connection with the proposal.

A notice relating to a director nomination must include all information about the nominee that would be required in a proxy statement (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and a description of all direct and indirect compensation, and other material monetary arrangements and understandings during the past three years, and any other material relationships between the proposing stockholder and specified related persons, on the one hand, and the nominee and specified related persons, on the other.

A notice relating to a director nomination must be accompanied by a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made; and a written representation and agreement that such prospective nominee is not and will not become party to any agreement, arrangement or understanding (i) as to how such prospective nominee will act or vote on any issue or question and (ii) with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, that has not been disclosed to the Corporation.

Consistent with the goal of providing the Corporation, its stockholders, and its Board of Directors with the best opportunity to evaluate stockholder proposals, the proposed amendment contains a provision requiring that all of the preceding information be updated such that it is true and complete as of the record date for the meeting and as of the date that is 10 business days prior to the date of the meeting, such updating to occur not later than 10 days after the record date for the meeting and not later than 8 business days prior to the date for the meeting.

Article III, Section 3 of the bylaws was amended to clarify the specific qualifications to be a nominee for election or reelection as a director of the Corporation. The revised bylaw requires any nominee deliver, in accordance with any applicable time periods prescribed for delivery of notice under Section 8 of Article II of these by-laws to the Secretary of the Corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made. The prospective nominee must also provide a written representation and agreement that such prospective nominee: (A) is not and will not become a party to (1) any voting commitment that has not been disclosed to the Corporation or (2) any voting commitment that could interfere with the nominee’s ability to fulfill his or her fiduciary duties under the law (B) is not and will not become a party to any agreement, arrangement or understanding regarding any direct or indirect compensation, reimbursement or indemnification as a director that has not been disclosed therein; and (C) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

The amendment also included a number of other conforming changes and/or clarifications necessary or desirable in connection with the primary changes described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curtiss-Wright Corporation (Registrant)

Date: November 17, 2008	By:	/s/ Glenn E. Tynan
Vice President and CFO

EXHIBIT INDEX

EX-3.1	Amended and Restated By-Laws

EX-99	Press Release